UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 24, 2004


                                EQUITY ONE, INC.
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
                 (State of other jurisdiction of incorporation)


                              001-13499 52-1794271
          (Commission File Number) (I.R.S. Employer Identification No.)


         1696 N.E. MIAMI GARDENS DRIVE, NORTH MIAMI BEACH, FLORIDA 33179
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (305) 947-1664


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.  OTHER EVENTS


     On February 24, 2004, Equity One, Inc., a Maryland corporation (the "Company"), acquired Creekside Plaza in Arlington, Texas and The Village Center in Southlake, Texas for aggregate consideration of approximately $31.5 million. Creekside Plaza is a 101,016 square foot shopping center anchored by a 60,932 square foot Kroger Signature supermarket and contains a Hollywood Video store and Washington Mutual. The center also includes 28,384 square feet of local tenant space and is currently 100% leased. The Village Center is a 118,092 square foot shopping center anchored by a 60,932 Kroger Signature supermarket. The balance of the center consists of 57,160 square feet of local space and is currently 96% leased.

     The press release issued by Equity One, Inc. announcing these acquisitions is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired.
          Not applicable

     (b)  Pro Forma Financial Information.
          Not applicable

     (c)  Exhibits.

          99.1     Press Release of the Company dated March 24, 2004.









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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Equity One has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2004                    EQUITY ONE, INC.

                                         By: /s/ Chief Executive Officer
                                         ---------------------------------
                                         Chaim Katzman
                                         Chief Executive Officer
                                         EQUITY ONE, INC.

                                INDEX TO EXHIBITS
                                -----------------




Exhibit Number      Description of Exhibit
--------------      ----------------------
     99.1           Press Release of Equity One, Inc. dated March 24, 2004.